California Secretary of State
Electronic Filing

FILED
Secretary of State
State of California

LLC Registration – Articles of Organization

Entity Name:	LK Secured Lending Reg A Fund, LLC
Entity (File) Number:	202027610303
File Date:	09/30/2020
Entity Type:	Domestic LLC
Jurisdiction:	California

Detailed Filing Information

1. Entity Name: LK Secured Lending Reg A Fund, LLC

2. Business Addresses:

   a. Initial Street Address of Designated Office in California:
   662 N. Sepulveda Blvd., Suite 300
   Los Angeles, California 90049
   United States

   b. Initial Mailing Address:
   662 N. Sepulveda Blvd., Suite 300
   Los Angeles, California 90049
   United States

3. Agent for Service of Process:
   Amy Wang
   662 N. Sepulveda Blvd., Suite 300
   Los Angeles California 90049
   United States

4. Management Structure: One Manager

5. Purpose Statement: The purpose of the limited liability company is to engage in any lawful act or activity for which a limited liability company may be organized under the California Revised Uniform Limited Liability Company Act.

Electronic Signature:

The organizer affirms the information contained herein is true and correct.

Organizer: Tae Kim